Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Corvis Corporation:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus. Our reports refer to a change in the method of accounting for goodwill and other intangible assets.

/s/ KPMG LLP

McLean, Virginia

December 16, 2003